Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PHOENIX CAPITAL GROUP HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF APRIL, A.D. 2019, AT 1:50 O’CLOCK P.M.

STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PHOENIX CAPITAL GROUP HOLDINGS, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 ORANGE STREET (street), in the City of WILMINGTON, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is This CORPORATION TRUST COMPANY.

By:	/s/ Lindsey Wilson
Authorized Person

Name:	LINDSEY WILSON
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